UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016 (April 20, 2016)

SB FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

(419) 783-8950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of SB Financial Group, Inc. (“SB Financial”) was held on April 20, 2016, in Defiance, Ohio. At the close of business on the record date for the Annual Meeting (February 29, 2016), a total of 4,934,517 SB Financial common shares were outstanding and entitled to vote. A total of 2,649,400, or 53.7% of the outstanding common shares outstanding and entitled to vote, were represented in person or by proxy at the Annual Meeting. Provided below are the final voting results for the Annual Meeting.

Proposal No. 1:

The following directors were elected at the Annual Meeting for three-year terms expiring in 2018:

	Number of Votes
	For	Withheld	Broker Non-Votes
Richard L. Hardgrove	1,522,944	145,601	980,855
Mark A. Klein	1,581,508	87,037	980,855
William G. Martin	1,581,944	86,601	980,855

Proposal No. 2:

Shareholders holding a majority of the SB Financial common shares represented in person or by proxy at the Annual Meeting approved Proposal No. 2, to ratify the appointment of BKD, LLP as the independent registered public accounting firm of SB Financial Group for the fiscal year ending December 31, 2016:

Number of Votes
For	Against	Broker Non-Votes	Abstain
2,633,433	12,139	980,855	3,828

Proposal No. 3:

Shareholders holding a majority of the SB Financial common shares represented in person or by proxy at the Annual Meeting approved Proposal No. 3, to consider and vote upon a non-binding advisory resolution to approve the compensation of SB Financial’s named executive officers:

Number of Votes
For	Against	Broker Non-Votes	Abstain
1,570,701	46,755	980,855	51,089

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB FINANCIAL GROUP, INC.

Dated: April 22, 2016	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Chief Financial Officer

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